EXHIBIT 99.1
For Further Information Contact:
Selina Tang
IR Manager
Sinoenergy Corporation
Telephone: 86-10-8492-7035 x832
E-mail: tys@sinoenergycorporation.com

SINOENERGY CORPORATION REPORTS GOING CONCERN QUALIFICATION IN AUDITOR’S REPORT;
LOSS OF $13.1 MILLION FOR THE YEAR ENDED SEPTEMBER 30, 2009

Beijing, China, January 20, 2010.  Sinoenergy Corporation (NASDAQ: SNEN) (the “Company”) announced today that its independent registered public accounting firm has included a going concern qualification in its report on the Company’s financial statements for the year ended September 30, 2009.  For the year ended September 30, 2009, the Company incurred a substantial operating and net loss, and, as of September 30, 2009, the Company had negative working capital of approximately $9.1 million. Furthermore, the Company has incurred a substantial amount of bank debt and other term debt that it is contractually obligated to pay in the near term, and the Company’s ability to meet these obligations is dependent upon certain factors outside of the Company’s control. The Company has limited financial resources to obtain and sustain profitability and positive cash flows.  Historically, the Company has been highly dependent on external debt sources to fund its business growth and operations. Achievement of its objectives will be dependent upon continued external financing, as to which there is no guarantee. Achievement of the Company’s objectives will also be dependent upon its ability to obtain a larger and more stable customer base, penetrating greater into markets for its higher margin products, continuing to expand its CNG station operations to achieve economies of scale in greater volume sales, and increasing profit margins and achieving other benefits from the future operations of the new PetroChina pipeline. The Company believes that it has borrowing capacity and will be able to borrow from major banks in China to finance its working capital deficit and fund its daily operations and other working capital needs.  Management is pursuing a number of activities to address the Company’s immediate liquidity needs, including the discussions with its banks for the restructuring or refinancing of loans, discussions with other debt or equity sources, cutting costs and seeking other means to improve operating efficiencies.

For the year ended September 30, 2009, the Company sustained a net loss of $13.1 million, of $0.82 per share (basic and diluted) on net sales of $41.8 million, as compared with net income of $16.1 million or $1.02 per share (basic) and $0.98 per share (diluted) for the year ended September 30, 2008.

About Sinoenergy

Sinoenergy is a developer and operator of retail CNG stations as well as a manufacturer of CNG transport truck trailers, CNG station equipment, and natural gas fuel conversion kits for automobiles, in China. In addition to its CNG related products and services, the Company designs and manufactures a wide variety of customized pressure containers for use in the petroleum and chemical industries.  The Company’s website is www.sinoenergycorporation.com.  Information on the Company’s website or any other website does not constitute a portion of this press release.

Forward-Looking Statements

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiaries. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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